UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 12, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 12, 2015, Discovery Laboratories, Inc. (the “Company” or "Discovery Labs"), issued a press release announcing that it would host a conference call and live webcast to review of the top line data from its recently completed AEROSURF® phase 2a clinical program in premature infants 29 to 34 week gestational age receiving nasal continuous positive airway pressure (nCPAP) for respiratory distress syndrome (RDS). A copy of the presentation materials is attached as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Discovery Laboratories, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On November 12, 2015, the Company issued a press release announcing that it would host a conference call and live webcast review of the top line data from its recently completed AEROSURF® phase 2a clinical program in premature infants 29 to 34 week gestational age receiving nasal continuous positive airway pressure (nCPAP) for respiratory distress syndrome (RDS). The two-part program enrolled a total of 80 premature infants including 40 in five AEROSURF dose groups and 40 control infants on nCPAP alone. The Company previously announced top line data from the initial trial in May 2015. During the webcast, the Company will report data on the overall phase 2a program in premature infants 29 to 34 week gestational age including the recently completed phase 2a expansion study. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

In addition, the Company reaffirms its forecast set forth in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as follows: before any additional financings, the Company anticipates that it will have sufficient cash available to support the AEROSURF clinical program as outlined in this Current Report on Form 8-K, pay debt service and fund its operations through the first quarter of 2017, including net cash outflows of approximately $8 million in the fourth quarter of 2015.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Slide Presentation dated November 12, 2015.
99.2	Press Release dated November 12, 2015.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:	November 12, 2015